SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          BroadBand Technologies, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 PROXY MATERIALS
                          BROADBAND TECHNOLOGIES, INC.
                             DURHAM, NORTH CAROLINA

                           NOTICE OF ANNUAL MEETING OF
                     STOCKHOLDERS To Be Held on May 20, 1997

TO THE STOCKHOLDERS OF BROADBAND TECHNOLOGIES, INC.

      The Annual Meeting of Stockholders of BroadBand Technologies, Inc. will be held at The North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina, 27709, at 10:00 A.M. on Tuesday, May 20, 1997, for the following purposes:

      1. Setting the number of Directors that constitutes the entire Board at eight (8).

      2. Electing three (3) Directors for three-year terms;

      3. Ratifying the selection of Ernst & Young LLP as auditors for 1997; and

      4. Transacting such other business as may properly come before the meeting or any adjournment thereof.

      Only holders of Common Stock of record at the close of business on March 26, 1997, will be entitled to vote at the meeting or any adjournment thereof.

      You are cordially invited to attend the meeting. Please sign and date the accompanying proxy and mail it in the enclosed envelope whether you plan to attend the meeting or not.

      A complete list of the stockholders entitled to vote at the meeting will be available for inspection by any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours at the office of the Secretary of the Company, BroadBand Technologies, Inc., 4024 Stirrup Creek Drive, Durham, North Carolina 27703.

                                            By order of the Board of Directors

April 18, 1997                              /s/ Timothy K. Oakley

                                            TIMOTHY K. OAKLEY
                                                SECRETARY

                          BROADBAND TECHNOLOGIES, INC.
                  4024 Stirrup Creek Drive, Durham, N.C. 27703

                                 PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of BroadBand Technologies, Inc., a Delaware corporation (hereinafter referred to as the "Company"), for use at the Annual Meeting of Stockholders, to be held at The North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina, on Tuesday, May 20, 1997, at 10:00 A.M., and at any subsequent time which may be made necessary by any adjournment or adjournments of the meeting. The Company expects to mail this Proxy Statement and the enclosed proxy card to the holders of Common Stock of the Company on or about April 18, 1997.

      A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by submitting to the Company a properly executed proxy bearing a later date or by filing with the Company a written revocation or by attending the meeting in person and requesting that the proxy be returned.

      The persons acting as proxies will vote the shares represented thereby as directed by the person giving the proxy. Unless otherwise directed, the person acting under the proxies will vote the shares represented thereby: (1) for setting the number of Directors that constitutes the entire board at eight (8);
(2) for the election as Directors of the three (3) nominees named in this Proxy Statement; (3) to ratify the selection of Ernst & Young LLP as auditors for 1997; and (4) in their discretion on such other business as may come before the meeting or any adjournment(s) thereof. The Company does not know of any other business to be brought before the meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

      The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $5,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

                          OUTSTANDING VOTING SECURITIES

      On March 26, 1997, the date for determining stockholders entitled to vote at the meeting, 13,256,654 shares of Common Stock of the Company were outstanding, with each share being entitled to one (1) vote on all matters to be presented for action at the meeting. A quorum will be present at the meeting if a majority of the outstanding shares of Common Stock are present at the meeting in person or by proxy.

      A plurality of the votes cast is required to elect the Directors. A majority of the votes cast is required for all other actions to be voted upon at the meeting as described above.

      In the election of Directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

      An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the only stockholders known by the Company to be the beneficial owners, as of March 26, 1997, of more than five percent (5%) of the outstanding shares of Common Stock of the Company.

                                                          SHARES                             PERCENT OF
                                                       BENEFICIALLY                            SHARES
NAME AND ADDRESS                                         OWNED (1)                          OUTSTANDING
------------------------------                 -----------------------------        ----------------------------
AMP Incorporated                                         1,093,063                              8.2%
470 Friendship Road
Harrisburg, PA 17111

Chancellor LGT Asset Management, Inc.                  1,236,900 (2)                            9.3%
Fifty California Street
27th Floor
San Francisco, CA 94111-4624

Goldman, Sachs and Co.                                 1,780,033 (3)                           12.4%
85 Broad Street
New York, NY 10004
================================================================================================================

------------

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) Based on information filed with the Securities and Exchange Commission on a Schedule 13G, dated February 7, 1997.

(3) Based on information filed with the Securities and Exchange Commission on a Schedule 13G, dated February 14, 1997.

      The table below gives the number of shares of Common Stock of the Company beneficially owned as of March 26, 1997 by each director, nominee, the chief executive officer and the four other most highly compensated executive officers, and, all directors and executive officers as a group.

                                             SHARES                             PERCENT OF
                                          BENEFICIALLY                            SHARES
NAME                                        OWNED (1)                          OUTSTANDING
-------------                      ---------------------------        ------------------------------
Frederic R. Boswell                           8,667                                 *
Director (2)

Richard P. Clark                            1,108,563                              8.4%
Director (3)

Dr. John R. Hutchins, III                    109,932                                *
Director (4)

Dr. Charles T. Lee                           13,600                                 *
Director (5)

Lawrence A. McLernon                         15,500                                 *
Director (6)

Salim A.L. Bhatia                            265,815                               2.0%
Director and Chairman of
the Board of Directors (7)

David E. Orr                                    0                                   *
Director, President and
Chief Executive Officer (8)

J. Richard Jones                             145,908                               1.1%
Director and Executive
Vice President (9)

Timothy K. Oakley                             9,392                                 *
Vice President, Chief
Financial Officer (10)

All directors and executive                 1,709,391                             12.9%
officers as a group (11
persons) (11)

------------

*     Represents beneficial ownership of less than one percent (1%) of Common
      Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Share ownership also includes shares of Common Stock issuable within 60 days upon exercise of outstanding options.

(2) Includes 8,667 shares that The St. Paul Fire and Marine Insurance Company may acquire pursuant to stock options exercisable within 60 days after March 26, 1997. Mr. Boswell, a Director of the Company, is an officer and Director of St. Paul Venture Capital, Inc., a wholly-owned subsidiary of The St. Paul Fire and Marine Insurance Company. Mr. Boswell exercises shared voting and investment power with respect to shares beneficially owned by The St. Paul Fire and Marine Insurance Company and disclaims beneficial ownership of such shares.

(3) Includes 15,500 shares that Mr. Clark may acquire pursuant to stock options exercisable within 60 days after March 26, 1997. Also includes 1,093,063 shares beneficially owned by AMP Incorporated. Mr. Clark, a Director of the

      Company, is the President and Chief Executive Officer of
      M/A-COM, Inc., a wholly owned subsidiary of AMP Incorporated. Mr. Clark does not exercise sole or shared voting or investment power with respect to such shares and disclaims beneficial ownership of such shares. AMP Incorporated is a corporation whose shares are publicly traded. Voting and investment power with respect to shares of the Company owned by AMP Incorporated are exercised by the Board of Directors of AMP Incorporated.

(4) Includes (i) 91,764 shares owned by Dr. John R. Hutchins, III, Revocable Trust, for which Dr. Hutchins is both the sole trustee and beneficiary,
      (ii) 18,000 shares that Dr. Hutchins may acquire pursuant to stock options exercisable within 60 days after March 26, 1997 and (iii) 168 shares in a 401(k) plan as to which Dr. Hutchins lacks voting power, of which Dr. Hutchins is the sole beneficiary. Does not include the following shares as to which Dr. Hutchins disclaims beneficial ownership: (i) 48,402 shares owned by Jane Ide Hutchins Revocable Trust, for which Jane I. Hutchins, the wife of Dr. Hutchins, is both the sole trustee and beneficiary, and
      (ii) 30 shares in a 401(k) plan of which Jane I. Hutchins is the sole beneficiary.

(5) Includes 13,600 shares that Dr. Lee may acquire pursuant to stock options exercisable within 60 days after March 26, 1997.

(6) Includes 15,500 shares that Mr. McLernon may acquire pursuant to stock options exercisable within 60 days after March 26, 1997.

(7) Includes 594 shares in a 401(k) plan as to which Mr. Bhatia lacks voting power, but as to which he is the sole beneficial owner, and 90,041 shares that Mr. Bhatia may acquire pursuant to stock options exercisable within 60 days after March 26, 1997. Until April 1, 1997, Mr. Bhatia served as the President and Chief Executive Officer of the Company.

(8) Effective as of April 1, 1997, Mr. Orr became the President and Chief Executive Officer of the Company. As of March 26, 1997, Mr. Orr did not beneficially own any shares of the Common Stock of the Company, but in connection with his joining the Company, the Company issued to Mr. Orr 80,000 shares of the Company's Common Stock. Mr. Orr will forfeit such shares of Common Stock if Mr. Orr's employment with the Company terminates for any reason prior to the fifth anniversary of the grant of the stock to Mr. Orr, except under certain circumstances. Mr. Orr also received a nonqualified stock option to purchase 350,000 shares of the Company's Common Stock. See "Executive Compensation - Employment Agreements".

(9) Includes 343 shares in a 401(k) plan as to which Mr. Jones lacks voting power, but as to which he is the sole beneficial owner and 44,603 shares that Mr. Jones may acquire pursuant to stock options exercisable within 60 days after March 26, 1997.

(10) Includes 7,500 shares that Mr. Oakley may acquire pursuant to stock options exercisable within 60 days after March 26, 1997.

(11) Includes 301,563 shares that the officers and Directors as a group may acquire upon exercise of options within 60 days after March 26, 1997.

                                   PROPOSAL 1

                         SETTING THE NUMBER OF DIRECTORS

      Pursuant to Article III, Section 1 of the Bylaws of the Company, the Board of Directors shall consist of such number of members not less than three (3) nor more than eleven (11) as shall be set by the Board of Directors or the stockholders at the annual meeting or at any special meeting of stockholders at which the election is to be held. The Board of Directors proposes that the number of Directors be set at eight (8) until such number is increased or decreased by the Board of Directors or the stockholders in accordance with the Bylaws of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO SET THE NUMBER OF DIRECTORS THAT CONSTITUTES THE ENTIRE BOARD OF DIRECTORS AT EIGHT (8).

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

      The Bylaws of the Company provide for a Board of Directors with staggered three-year terms with one third of the Directors elected each year. With a Board consisting of eight (8) Directors, three (3) Directors are to be elected at the 1997 Annual Meeting. Mr. Orr, Mr. Hutchins, and Mr. McLernon are being nominated to serve as Class I Directors with terms that expire at the 2000 Annual Meeting of Stockholders.

      Set forth below is certain information concerning the three (3) nominees for election as a Director at the 1997 Annual Meeting including each nominee's business experience for the past five years:

                                                      FIRST YEAR
                                                      ELECTED AS             TERM
                NAME                     AGE           DIRECTOR             EXPIRES                FIVE YEAR BUSINESS EXPERIENCE
      David E. Orr                        45             1997                2000          President and Chief Executive Officer of
                                                                                           the Company effective as of April 1,
                                                                                           1997.  President and Chief Executive
                                                                                           Officer of ALCATEL Network Systems,
                                                                                           Inc. from August 1991 to March 1997.

      John R. Hutchins, III               62             1988                2000          Chairman of the Board Emeritus effective
                                                                                           as of April 1, 1997.  Chairman of the
                                                                                           Board of the Company from 1988 to
                                                                                           March 31, 1997.

      Lawrence A. McLernon                58             1992                2000          Chief Executive Officer of McLernon
                                                                                           Enterprises, Inc., a consulting firm,
                                                                                           since November 1991; Founder and Chief
                                                                                           Executive Officer of LCI International,
                                                                                           formerly called Litel Telecommunications,
                                                                                           Inc., a provider of long distance
                                                                                           telephone services, from 1983 to 1991.
===================================================================================================================================

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO ELECT DAVID E. ORR, JOHN R. HUTCHINS, III, AND LAWRENCE A. MCLERNON AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding the Directors of the Company whose terms of office extend beyond the 1997 Annual Meeting.

                                                 FIRST YEAR
                                                 ELECTED AS             TERM
              NAME                   AGE          DIRECTOR             EXPIRES                FIVE YEAR BUSINESS EXPERIENCE
      Salim A.L. Bhatia               46            1988                1999          Chairman of the Board of the Company
                                                                                      effective as of April 1, 1997.  Chief
                                                                                      Executive Officer of the Company from 1988
                                                                                      until March 31, 1997.

      Frederic R. Boswell             53            1990                1998          Executive Vice President of St. Paul
                                                                                      Venture Capital, Inc., a wholly-owned
                                                                                      investment subsidiary of The St. Paul Fire
                                                                                      and Marine Insurance Company, since
                                                                                      April 1989.

      Richard P. Clark                49            1992                1998          President and Chief Executive Officer of
                                                                                      M/A-COM, Inc., a wholly owned
                                                                                      subsidiary of AMP, Incorporated, July
                                                                                      1995 - Present; Vice President of Global
                                                                                      Wireless Products Group of AMP, Incorporated,
                                                                                      July 1995 - Present; Associate Director of
                                                                                      Corporate Development of AMP Incorporated, a
                                                                                      supplier of connectors for electronic
                                                                                      products, since July 1989.

      J. Richard Jones                49            1988                1998          Executive Vice President and Chief
                                                                                      Technical Officer of the Company since
                                                                                      1988.

      Charles T. Lee                  57            1989                1999          Chairman and founder of Charles Lee
                                                                                      Enterprise, an information industry business
                                                                                      development firm with a specialty in
                                                                                      Asia/Pacific alliances since 1989.

SECTION 16(A) REPORTING

      The Company believes that all executive officers and Directors of the Company and all other persons known by the Company to be subject to Section 16 of the Securities Exchange Act of 1934, filed all reports required to be filed during 1996 under Section 16(a) of that Act on a timely basis, except J. Richard Jones, who filed one late report. The Company's belief is based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during, and with respect to, its most recent fiscal year by persons known to be subject to Section 16.

COMPENSATION OF DIRECTORS

      Directors who are not full-time employees of the Company (i) are reimbursed for reasonable travel expenses incurred in attending meetings of the Board or committees of the Board, (ii) are paid a fee of $1,000 for each meeting of the Board or committee which such Directors attend, except for committee meetings held on the same date as a Board meeting, (iii) are paid a $10,000 retainer each year while serving on the Board and (iv) are granted stock options pursuant to the terms of a Directors' Stock Option Plan. Under the Plan, eligible Directors were granted on May 23, 1994 options to purchase an aggregate of 62,000 shares of Common Stock of the Company and annual grants are made to each eligible Director of options to purchase 1,000 shares.

MEETINGS AND COMMITTEES

      The Board of Directors held six (6) regular meetings and two (2) special meetings during 1996. Each Director attended at least seventy-five percent (75%) of the meetings held by the Board of Directors and the committees on which the Director served during the year. Each Director's absence from a meeting was with prior notice to the Company and occurred as a result of either travel, illness or a prior business commitment.

      The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has established several committees of the Board and delegated to these committees certain authority.

      The regular committees of the Board are the Audit Committee, Compensation Committee, the Operations Committee, and the Personnel Committee. In addition, the Board from time to time establishes other committees to make decisions about specific matters or specific transactions.

      The members of the Company's Audit Committee during 1996 were Messrs. Boswell (Chairman), Clark and Lee. The Audit Committee met one (1) time during the year. The Audit Committee ascertains from the Company's independent auditors whether they consider the scope and extent of the audit and the procedures used to be sufficient to accurately reflect the financial condition and earnings of the Company; whether generally accepted accounting practices have been followed; whether all losses which would materially affect income have been recorded; and whether accounting systems, procedural controls and internal audit systems are effective and adequate. The Audit Committee also ascertains the Company's compliance with tax and regulatory requirements. In addition, the Audit Committee reviews and approves proposed accounting changes; reviews with the auditors the annual report; serves as a liaison between the independent auditors, the internal audit group and the Company's accounting department, the management and the Directors; reports its findings to the Directors and Chief Executive Officer with such recommendations as it deems appropriate; and recommends the appointment of independent auditors.

      The members of the Operations Committee during 1996 were Messrs. Clark (Chairman) and Boswell. The Operations Committee met two (2) times during 1996. The Operations Committee reviews various matters relating to the operations of the Company and makes recommendations to the Board of Directors regarding such matters.

      The members of the Personnel Committee during 1996 were Messrs. Hutchins (Chairman), Boswell, Clark, Lee and McLernon. The Personnel Committee met three
(3) times during 1996. The Personnel Committee develops recommendations to the Board of Directors regarding the organization of the Board of Directors and the management of the Company.

      Until September 20, 1996, the members of the Compensation Committee during 1996 were Messrs. Hutchins (Chairman) and McLernon. Since September 20, 1996, Messrs. Clark (Chairman) and McLernon have been the members of the Compensation Committee. The Compensation Committee met five (5) times during 1996. The Compensation Committee recommends to the Board salaries for the Chief Executive Officer and other executive officers, makes recommendations to the CEO regarding compensation of team members, and administers and approves awards under the Company's stock option plans.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table and the narrative text disclose the compensation paid during 1996, 1995 and 1994 to the Company's President and Chief Executive Officer and to the four (4) other highest paid executive officers whose annual salary and bonuses exceeded $100,000 during 1996.

                           SUMMARY COMPENSATION TABLE

===========================================================================================================================
                                      ANNUAL COMPENSATION                    Long Term Compensation
                                                                    =======================================
                                                                               Awards             Payouts
---------------------------------------------------------------------------------------------------------------------------
                                                     Other Annual     Restricted     Options/      LTIP       All other
      Name and                 Salary      Bonus     Compensation        Stock         SARs       PAYOUTS    Compensation
 Principal Position   Year      ($)       ($)(1)          ($)           Awards        (#)(2)        ($)          ($)
---------------------------------------------------------------------------------------------------------------------------
Salim A. L. Bhatia    1996      190,008   95,285          (3)             (4)         107,110       (4)          (4)
  President and       1995      180,000   43,200          (3)             (4)         35,000        (4)          (4)
  Chief Executive     1994      180,000   61,000          (3)             (4)           (4)         (4)          (4)
  Officer

---------------------------------------------------------------------------------------------------------------------------
Robert W. Henry       1996      140,004   40,408          (3)             (4)         27,172        (4)          (4)
  Vice President      1995      140,004   38,710          (3)             (4)           (4)         (4)          (4)
                      1994      140,004   83,214          (3)             (4)         10,000        (4)          (4)

---------------------------------------------------------------------------------------------------------------------------
Richard L. Popp       1996      161,983   59,394          (3)             (4)         36,102        (4)          (4)
  Executive Vice      1995      143,004   25,900          (3)             (4)           (4)         (4)          (4)
  President of        1994      143,004   38,100          (3)             (4)         18,000        (4)       18,021(5)
  Operations

---------------------------------------------------------------------------------------------------------------------------
J. Richard Jones      1996      140,004   56,242          (3)             (4)         32,608        (4)          (4)
  Executive Vice      1995      135,000   24,500          (3)             (4)         22,500        (4)          (4)
  President           1994      135,000   39,300          (3)             (4)           (4)         (4)          (4)

---------------------------------------------------------------------------------------------------------------------------
Wayne C. Machon       1996      120,000   30,276          (3)             (4)         18,632        (4)          (4)
  Vice President      1995      120,000   17,800          (3)             (4)         12,500        (4)          (4)
                      1994      120,000   19,400          (3)             (4)           (4)         (4)          (4)

===========================================================================================================================

--------------

(1) Amounts in column include amounts earned during the year but paid during the following year.

(2) Number of shares of Common Stock issuable upon exercise of options granted during 1996. The Company did not grant any Stock Appreciation Rights during 1996.

(3) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.

(4)   No compensation of this type received.

(5)   $18,021 was paid during 1994 to Mr. Popp for moving expenses.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with each of David E. Orr and Salim A.L. Bhatia (together the "Employment Agreements"). Set forth below is a summary of certain terms of the Employment Agreements. This summary is not a complete description of the terms and conditions of the Employment Agreements and is qualified in its entirety by reference to the Employment Agreements, copies of which are filed as exhibits to the Company's reports filed with the Securities and Exchange Commission.

      Mr. Orr was appointed the President and Chief Executive Officer of the Company effective as of April 1, 1997. Mr. Orr's term of employment is five years, but automatically extends for additional one year periods unless either the Company or Mr. Orr terminates the Employment Agreement by written notice to the other at least one year prior to the termination date then in effect. Mr. Orr's base annual compensation will be at least $350,000 and he will be eligible for an incentive bonus of at least $175,000 for his first year of employment by the Company. Thereafter, he will be eligible for an incentive bonus in accordance with the Company's incentive compensation program, but the annual target bonus will be at least 50% of his then-current base salary. The Company also agreed to pay Mr. Orr a signing bonus in the amount of $4,000,000 under certain conditions. To carry out this agreement, the Company will place in trust $4,000,000, which will be distributed to Mr. Orr on the earlier of the fifth anniversary of his Employment Agreement or the termination of Mr. Orr's employment by the Company without cause. If Mr. Orr voluntarily terminates his employment before the fifth anniversary of his Employment Agreement or the Company terminates his employment for cause before the fifth anniversary of his Employment Agreement, the trust will not be distributed to Mr. Orr. He will receive a pro-rata portion of this amount upon an employment termination due to permanent disability. Interest on the amount deposited in trust will accrue and be payable to Mr. Orr periodically. The Company has also issued to Mr. Orr 80,000 shares of the Company's Common Stock. Mr. Orr will forfeit such shares of Common Stock if his employment with the Company terminates for any reason prior to the fifth anniversary of the grant of the stock, unless the Company terminates him without cause. Mr. Orr was also granted a nonqualified stock option to purchase 350,000 shares of the Company's Common Stock (the "Option") at an exercise price of $12.50 per share. The Option will become exercisable upon reaching certain performance goals, but is subject to accelerated vesting upon a Change in Control (as defined below) under certain circumstances. If the Company terminates his employment without cause during the term of his Employment Agreement, Mr. Orr will receive, for two years after termination, payments based on his then-current base salary, plus his target bonus for the year in which the termination occurs. If a Change in Control occurs and the Company terminates his employment without cause during the three year period commencing on the effective date of the Change in Control, the Company will (i) either arrange for the full vesting of the Option or make a lump sum payment to him equal to the value lost under the Option, and (ii) pay him three lump sum payments, each in an amount equal to his base salary in effect on the date of the termination of his employment and his target bonus for the year in which such termination occurs. The Company will make such payments on the date of termination and the first and second anniversaries of the date of termination. Mr. Orr's Employment Agreement includes certain provisions restricting Mr. Orr's ability to compete with the Company or solicit the Company's employees, suppliers or customers for two years after the termination of his employment.

      Effective April 1, 1997, Mr. Bhatia, a founder of the Company and its former President and Chief Executive Officer, was appointed the Chairman of the Board of the Company. His Employment Agreement provides the terms under which he is to serve as a senior member of management. Mr. Bhatia's base salary generally will be at least $252,000 and he will be eligible to participate in such incentive programs as the Company makes available to senior management. Mr. Bhatia's term of employment continues until February 28, 1998, but automatically extends for additional one year periods, unless either the Company or Mr. Bhatia terminates the Employment Agreement by written notice to the other at least ninety days prior to the anniversary date of the Employment Agreement. If the Company terminates Mr. Bhatia without cause during the term of the Employment Agreement, he will receive, for two years after termination, payments based upon his then current base salary, plus his target bonus for the year in which the termination occurs. If, however, the Company releases him from his obligations under the noncompetition and nonsolicitation covenants of the Employment Agreement, he would instead receive a lump sum payment in an amount equal to his base salary and target bonus for the year in which the termination occurs. Pursuant to Mr. Bhatia's Employment Agreement, the Company granted him an incentive stock option to purchase 45,000 shares of the Company's Common Stock. Such option will become fully vested and exercisable on September 30, 2005, provided he is employed by the Company on that date, but is subject to accelerated vesting upon a Change in Control under certain circumstances. In the event of a Change in Control, under certain circumstances the Company will either arrange for the full vesting of any stock option (other than the incentive stock options granted pursuant to the Employment Agreement) or make a lump sum payment to Mr. Bhatia equal to the value lost under the outstanding unvested options. Additionally, in the event of a Change in Control under certain circumstances, the Company will pay him lump sum payments, the amount of which depend upon whether he receives and accepts an offer of employment from the surviving corporation following the Change in Control. Mr. Bhatia's Employment Agreement includes certain provisions restricting his ability to compete with the Company or solicit the Company's employees, suppliers or customers for two years after the termination of his employment.

      For the purposes of both of the Employment Agreements, a "Change in Control" means: (i) a tender offer or other acquisition pursuant to which at least 50% of the Company's stock is purchased; (ii) the merger or consolidation of the Company with or into another corporation; (iii) the sale of all or substantially all of the Company's assets; (iv) the liquidation of the Company; or (v) the directors of the Company as of the commencement of the agreement or directors elected by the shareholders on the recommendation of at least two-thirds of such directors (or directors previously so elected) cease to be a majority of the Board of Directors.

STOCK OPTIONS GRANTED DURING FISCAL YEAR

      The following table sets forth information about the stock options granted to the named executive officers of the Company during 1996. No stock appreciation rights were granted to the named executive officers during 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------
                                                                                Potential Realized
                                                                                 Value at Assumed
                                  % of Total                                   Annual Rates of Stock
                                   Options                                    Price Appreciation for
                                  Granted to    Exercise or                       Option Term (2)
                      Options    Employees in    Base Price  Expiration    -----------------------------
        Name          Granted  Fiscal Year (1)     ($/Sh)       Date           5%             10%
        ----          -------  ---------------    --------     -----          ----           ----
Salim A. L. Bhatia    45,000         7.8%          18.00       1/02/06      $452,143       $1,199,751
                      62,110        11.2%          17.25       1/30/06      $686,443       $1,727,668
---------------------------------------------------------------------------------------------------------
Robert W. Henry       27,172         4.8%          17.25       1/30/06      $300,306        $755,824
---------------------------------------------------------------------------------------------------------
Richard L. Popp       36,102         6.4%          17.25       1/30/06      $399,001       $1,004,223
---------------------------------------------------------------------------------------------------------
J. Richard Jones      32,608         5.8%          17.25       1/30/06      $360,385        $907,033
---------------------------------------------------------------------------------------------------------
Wayne C. Machon       18,632         3.3%          17.25       1/30/06      $205,922        $518,273
=========================================================================================================

------------

(1) Options to acquire an aggregate of 564,028 shares of Common Stock of the Company were granted to all team members during 1996. Options to acquire an additional 7,400 shares of Common Stock were granted to nonemployee Directors of the Company during 1996.

(2) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options because the Company does not believe any formula will determine with reasonable accuracy a present value because of unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options.

STOCK OPTIONS EXERCISED DURING FISCAL YEAR AND YEAR END VALUES OF UNEXERCISED OPTIONS

      The following table sets forth information about the stock options exercised by the named executive officers of the Company during 1996. No stock appreciation rights were exercised by the named executive officers during 1996.


        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION

===================================================================================================================
                                                                                    Value of Unexercised In-the-
                                                                                      Money Options at FY End
                      Shares Acquired      Value         Number of Unexercised                   ($)
                                                                                                ----
                        on Exercise      Realized        Options at FY-End (#)        Exercisable/Unexercisable
      NAME                  (#)           ($)(1)       Exercisable/Unexercisable                 (2)
      ----                 -----         --------      -------------------------    -------------------------------
Salim A.L. Bhatia           ---             ---            85,791 / 106,319                  118,750 / 0
-------------------------------------------------------------------------------------------------------------------
Robert W. Henry            9,500          217,789           16,689 / 20,483                     0 / 0
-------------------------------------------------------------------------------------------------------------------
J. Richard Jones            ---             ---             43,478 / 31,630                   95,000 / 0
-------------------------------------------------------------------------------------------------------------------
Richard L. Popp            6,300          87,413            51,338 / 56,464                     0 / 0
-------------------------------------------------------------------------------------------------------------------
Wayne C. Machon            11,375         169,484           14,362 / 17,895                   1,125 / 0
===================================================================================================================

------------

(1) Upon exercise of the option an option holder did not receive the amount reported above under the column Value Realized. The amounts reported above under the column Value Realized merely reflect the amount by which the value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) The value of the Common Stock of the Company at December 31, 1996 was $14.75 per share. Value was determined by taking the last sale price of the Common Stock of the Company on that date as reported by NASDAQ. The value of options was determined by subtracting the aggregate exercise prices of the options from the value of the Common Stock issuable upon exercise of the options.

TERMS OF 1996 STOCK OPTION GRANTS TO EXECUTIVE OFFICERS

      On January 30, 1996, options to purchase 176,624 shares of Common Stock were granted to the named executive officers with an exercise price of $17.25 per share pursuant to the Company's 1992 Nonqualified Stock Option Plan. The options become vested based upon the market price of the Company's common stock and upon the achievement of certain performance objectives, subject to accelerated vesting upon sale of the Company. The options are exercisable upon vesting. None of the options are transferable and all options expire ten years after the date of grant, subject to early termination if employment terminates.

REPRICING OF OPTIONS

      On March 27, 1997, the Board of Directors of the Company approved a repricing program for Underwater Options (as defined below) pursuant to which option exercise prices were reduced to $9.75 per share, the fair market value of the Corporation's Common Stock as of April 2, 1997. In the case of the executives of the Company, the reduction in exercise prices applied to less than one-third of their total outstanding options. The executives also agreed to postpone the vesting of their repriced options by one year. All other terms of the options would remain unchanged. The option repricing for employees other than the executives selected by the Board is not conditioned on postponing the vesting. The repricing program does not apply to options held by the directors of the Company.

      The basis for the Board of Directors' determination to approve the repricing was that (i) the interest of the Company in providing a compensation incentive through the use of stock options would be adversely impacted as to employees whose stock options had exercise prices substantially in excess of the market price of the Company's Common Stock ("Underwater Options"); (ii) in the Company's competitive environment, employees holding Underwater Options were seen to be vulnerable to being recruited by other employers who offer a more attractive incentive by granting stock options at current market prices; and
(iii) the disruption to the Company's operations from the loss of key employees was perceived to be likely to have an adverse effect on the Company.

      The table below sets forth information concerning all stock option repricings held by any executive officer of the Company during the last ten completed fiscal years.


                         TEN-YEAR OPTION/SAR REPRICINGS

===========================================================================================================================
                                                                                                              LENGTH OF
                                       NUMBER OF         MARKET                                               ORIGINAL
                                       SECURITIES        PRICE OF           EXERCISE                          OPTION
                                       UNDERLYING        STOCK AT           PRICE AT                          TERM
                                       OPTIONS           TIME OF            TIME OF           NEW             REMAINING
                                       REPRICED          REPRICING          REPRICING         EXERCISE        AT TIME OF
      NAME             DATE            ($)               ($)                ($)               PRICE ($)       REPRICING
      ----             ----            ----------        ---------          ---------         ---------       ---------
Salim A.L. Bhatia      04/02/97        25,000            9.75               26.63             9.75            6.64
                       04/02/97        35,000            9.75               25.25             9.75            8.24
                       04/02/97        45,000            9.75               18.00             9.75            8.75
---------------------------------------------------------------------------------------------------------------------------
Timothy K. Oakley      04/02/97        25,000            9.75               23.50             9.75            9.14
---------------------------------------------------------------------------------------------------------------------------
James L. Chitkowski    04/02/97        10,000            9.75               16.50             9.75            9.63
---------------------------------------------------------------------------------------------------------------------------
Carl A. Kammire        04/02/97        15,000            9.75               17.50             9.75            8.64
---------------------------------------------------------------------------------------------------------------------------
Kris Nasta             04/02/97        30,000            9.75               19.13             9.75            7.02
---------------------------------------------------------------------------------------------------------------------------
J. Richard Jones       04/02/97        22,500            9.75               25.25             9.75            8.24
===========================================================================================================================

DIRECTORS' STOCK OPTION PLAN

      The Board of Directors of the Company approved the Directors' Stock Option Plan (the "Formula Plan") on March 23, 1994. The Formula Plan was approved by the stockholders of the Company on May 23, 1994. The Formula Plan was established to allow the Company to grant stock options to compensate Directors of the Company who are not full-time team members of the Company ("Eligible Directors") while at the same time allowing for disinterested administration of the other stock option plans of the Company under Rule 16b-3 of the Securities and Exchange Commission.

      An aggregate of 100,000 shares of Common Stock may be issued pursuant to options awarded under the Formula Plan. The Formula Plan is administered by the Compensation Committee of the Company (the "Committee"), but the number of shares subject to options for each Eligible Director, termination, vesting, exercise, the date of issuance and the exercise price of options are fixed by the terms of the Formula Plan.

      The Formula Plan provides that each Eligible Director is initially granted options to acquire 10,000 shares of Common Stock of the Company (the "Initial Grant"). In addition, on the date of the annual meeting of stockholders, each Eligible Director is granted options to purchase an additional 1,000 shares of Common Stock of the Company (the "Annual Grant"). The exercise price of all options granted under the Formula Plan equals the fair market value of the Common Stock of the Company on the date of grant.

      Initial Grants to Eligible Directors in 1994 were reduced to less than 10,000 shares for certain Directors whose options under the Nonqualified Plan (described below) had not vested. To date, Messrs. Clark and McLernon have been granted options for 8,000 shares, Mr. Boswell has been granted options for 10,500 shares, Mr. Lee has been granted options for 10,500 shares and Dr. Hutchins has been granted options for 13,000 shares. The options have an average exercise price of $19.40 per share. Each Eligible Director will be granted options for 1,000 shares on May 20, 1997.

      Initial Grants vest in three equal installments except that the Initial Grants made in 1994 vest in accordance with categories in the Formula Plan based on the service provided to the Company by each Eligible Director prior to the Initial Grant. Annual Grants vest in all cases on the date of the annual meeting of stockholders of the Company that follows the date of the Annual Grant.

RETIREMENT SAVINGS PLAN

      The Company has a retirement savings plan for its team members that is intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible team members are permitted to contribute to the 401(k) Plan through payroll deductions within statutory limitations and subject to any limitations included in the 401(k) Plan. The Company matches fifty percent (50%) of the salary deferrals (up to 6% of salary) of participants to the 401(k) Plan.


FLEXIBLE BENEFITS PLAN

      The Company has a flexible benefits plan for its team members that is intended to qualify under Section 125 of the Internal Revenue Code. Eligible team members are entitled to deduct team member-paid premiums for the Company's group medical plan from pre-tax salary subject to any limitations included in the flexible benefits plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Until September 20, 1996, the members of the Compensation Committee of the Board of Directors were Dr. Hutchins (Chairman) and Mr. McLernon. Since September 20, 1996, Messrs. Clark (Chairman) and McLernon have been the members of the Compensation Committee. Mr. Clark and Mr. McLernon are nonemployee directors. From July 1988 until April 1, 1997, Dr. Hutchins was the Chairman of the Board of Directors, which position is considered to be an Executive Officer of the Company. Except for a period during 1990 and 1991, Dr. Hutchins also served as the Company's Treasurer and Secretary until November 1992. Since March 1991, Dr. Hutchins has been employed by the Company on a part-time basis. Until 1995, Dr. Hutchins also served as Director of Human Resources for the Company. Dr. Hutchins participated in discussions concerning compensation of executive officers and directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and recommends salary and bonus incentives for executives and makes recommendations to the Board for consideration and approval. The Compensation Committee also administers the Incentive Stock Option, the Non-Qualified Stock Option, and the Directors' Stock Option plans for the purpose of securing and retaining team members and others who provide services of value to the Company.

      The strategy-guiding recommendations and actions of the Committee, the actions taken and a description of the effect on the 1996 compensation of Mr. Bhatia, President and CEO of the Company, are discussed below:

COMPENSATION STRATEGY

      The Committee is responsible for ensuring that executive compensation is based on objective measures of performance by the Company, the individual, and where appropriate, the organizational unit. The Committee also believes that compensation should vary with corporate performance and should be driven by the long-term interests of the stockholders. The compensation strategy being followed by the Committee is based of the following principles:

      O Base salary ranges at all levels should be competitive and movement within the range should reward performance and contribution of the Company.

      O Bonus compensation should become a larger part of total compensation as the Company grows and/or a team member takes on greater responsibilities; payouts should be based on performance relative to well- defined targets and measures that influence growth in the value of the Company's stock.

      O Stock options and other forms of equity interest should be granted broadly within the Company; they promote and increase personal interest in the welfare of the Company, and encourage team members to think and act like owners; the specific agreements should have terms that encourage continued employment, and should provide long-term incentives for all participating team members responsible for today's operations and/or shaping and carrying out the long-range plans of the Company, thereby aiding its continued growth and financial success.

      O Retirement and benefit packages should be competitive and designed to promote career commitment to the Company.

      The compensation program for executives is composed of four key elements: base salary, annual bonus, equity ownership, and retirement plan benefits. Periodically, the Committee test each element with data from industry surveys and independent consultants. The equity portion was reviewed by an independent consultant in 1996. The Committee adopted the recommendations to align a significant portion of compensation with shareholder value by providing an annual performance based equity payout comparable to those for executives at both high performing (in terms of total return to shareholders) companies and companies in the telephone equipment industry. Performance is measured by the Company's trading stock price, compared to market expectations for a custom peer group. Options will vest based on growth in the Company's stock price if that growth rate is better than that of companies in the Telecom equipment industry. Currently, the cash portion of the Company's compensation program for its executives is generally near the median for companies of comparable size. The cash portion will be reviewed in 1997; the goal is to ensure the Company can attract and retain experienced executives from companies with larger revenues, which generally provide the pool of talent needed to manage the Company's continued growth and success.

COMPENSATION ACTIONS

      In determining the annual compensation shown in the salary column of the Summary Compensation Table, the Committee reviewed recommendations from an independent compensation consultant and the reward opportunity most likely to align interests of both the executive and the stockholders, with adjustments made based on corporate and individual performance and responsibilities.

      The annual compensation for 1996 shown in the bonus column for Messrs. Bhatia, Popp, Jones, and Machon was paid through a Bonus Plan, under which target awards were set based on annual financial, strategic and individual goals approved by the Committee near the beginning of 1996. Mr. Henry's bonus was determined by this Plan and a Sales Incentive Plan under which target awards were set based on sales and orders achieved by him and the Sales Department.

      Stock options are granted broadly within the Company. Options generally vested in installments over a number of years to encourage team members to remain employed by the Company. In 1996 the Committee approved the annual performance based equity payout for executives; a one time option with vesting tied to profitability achievement, and replaced the five year anniversary grant with an annual team performance stock option grant for all other full time, regular employees. This team based reward is performance driven; performance is based on the company's ability to meet its annual goals. In addition, the Committee granted additional options to key team members.

      The retirement and welfare benefits provided to executives are competitive and provided to all team members. This include their participation in the Retirement Savings Plan for which the Company matches 50% of a team member's salary deferrals, up to 6% of salary.

CEO COMPENSATION

      Base Salary: In 1996 Mr. Bhatia's annual salary was increased to $190,000 after remaining unchanged for two years. This was based on recommendations of an independent compensation consultant, and the Committee's assessment of his 1995 performance. The Committee determined that he substantially achieved most of his objectives as the Company strengthened its overall position relative to the end of 1994.

      Bonus: During 1996, significant progress was made. Bell Atlantic signed a multi-year contract for 2 million homes; over 3,500 subscribers have video service in Dover Township, New Jersey and Richardson, Texas; Samsung Electronics formalized its strategic partnership in an agreement for Korea and had its first 100 digital broadcast subscribers by year end; $115 million in convertible debt was raised and a joint development relationship with Intel was established for a data product. However, 1996 results were disappointing in terms of revenues, deployment and the slow pace of the market. The Committee determined that overall the Company improved its position relative to others who will likely participate in its market. His bonus is consistent with that determination.

      Stock Options: In January 2, 1996 he was granted an incentive stock option for 45,000 shares as part of an employment agreement which includes provisions for non competition and change in control events. On January 30, 1996 he was granted 31,055 non qualified stock options as part of the annual performance based equity payout, and an additional 31,055 non qualified stock options with vesting tied to profitability achievement.

CONCLUSION

      The Committee believes the quality of executive leadership makes a significant difference in the long-term performance of the Company, and that it is in the stockholder's interest to award compensation that rewards high expectations and continuous improvement, as long as there is risk when expectations are not met or when improvement does not occur. The Committee also believes incentives should relate to corporate performance, so all team members think and act like owners in their desire to maximize shareholder value. The Committee believes the current compensation program is making progress towards these goals.

The Compensation Committee:
Richard P. Clark, Chairman
Lawrence A. McLernon

                                PERFORMANCE GRAPH

      The graph below is a line presentation on an indexed basis for the period commencing on July 1, 1993 (the initial trading date of the Company's Common Stock) and ending on February 28, 1997, comparing the Company's cumulative stockholder return for that period to the cumulative total return of The NASDAQ Stock Market (US) and the NASDAQ Non-Financial Stocks. The total return is based on a $100 investment on July 1, 1993 and assumes the dividends were reinvested quarterly.

                   COMPARATIVE FORTY-FOUR MONTH TOTAL RETURNS
                     JULY 1, 1993 THROUGH FEBRUARY 28, 1997
                        FOR BROADBAND TECHNOLOGIES, INC.,
                          NASDAQ STOCK MARKET (US) AND
                           NASDAQ NON-FINANCIAL STOCKS






=================================================================================================
                     7/1/93       12/31/93      12/31/94      12/31/95     12/31/96    02/28/97
-------------------------------------------------------------------------------------------------
BroadBand            $100.00       $111.40       $107.01       $57.02       $51.75       $32.89
-------------------------------------------------------------------------------------------------
NASDAQ Stock         $100.00       $110.43       $107.94      $152.65      $187.77      $190.14
Market (US)
-------------------------------------------------------------------------------------------------
NASDAQ Non-          $100.00       $112.05       $107.74      $150.15      $182.41      $184.27
Financial
-------------------------------------------------------------------------------------------------
Source:
NASDAQ
=================================================================================================

                                   PROPOSAL 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP, who have served as auditors of the Company since 1988, were recommended by the Audit Committee, selected by the Directors and ratified by the stockholders as auditors for the year ended December 31, 1996. Representatives of Ernst & Young will be present at the Annual Meeting of the Stockholders and will have an opportunity to respond to appropriate questions from stockholders and make a statement if they so desire. The Audit Committee has recommended to the Board of Directors that Ernst & Young be designated independent auditors for the year ending December 31, 1997 and the Board of Directors has approved that recommendation, subject to approval by the stockholders of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ERNST & YOUNG LLP, AS THE AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                              STOCKHOLDER PROPOSALS

      In order for proposals by stockholders to be considered for inclusion in the Proxy Statement and form of proxy relating to the next Annual Meeting of Stockholders, such proposals must be received no later than December 19, 1997. Any such proposals should be sent to the Secretary of the Company at P.O. Box 13737, Research Triangle Park, NC 27709-3737.



                                 OTHER BUSINESS

      The Company is not aware that any matters other than those mentioned above will be presented for action at the 1996 Annual Meeting, but if any other matters do properly come before the Meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.


                                                           TIMOTHY K. OAKLEY
                                                           Secretary

Dated:  April 18, 1997


      THE COMPANY'S ANNUAL REPORT TO THE SEC (FORM 10-K) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE ON WRITTEN REQUEST TO: CHIEF FINANCIAL OFFICER, BROADBAND TECHNOLOGIES, INC., P.O. BOX 13737, RESEARCH TRIANGLE PARK, NC 27709-3737.

********************************************************************************
                                    APPENDIX

                                     PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF BROADBAND TECHNOLOGIES, INC.

     The undersigned stockholder of BroadBand Technologies, Inc. hereby acknowledges receipt of the Notice of the Annual meeting of Stockholders and the accompanying Proxy Statement and hereby constitutes and appoints David E. Orr, Salim A. L. Bhatia, and Timothy K. Oakley and each of them, attorneys and proxies with full power of substitution, to act and vote the shares of the undersigned at the Annual Meeting of Stockholders of the said corporation to be held Tuesday, May 20, 1997, at 10:00 A.M. and at any adjournment or adjournments thereof. The undersigned hereby directs this proxy to be voted as follows.

     1. Setting the number of Directors that constitutes the entire Board at eight (8).

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

     2. Electing David E. Orr, John R. Hutchins, III, and Lawrence A. McLernon as Class I Directors to serve for three-year terms.

        [ ] FOR ALL NOMINEES LISTED ABOVE   [ ] WITHHOLD AUTHORITY TO VOTE FOR
        ALL NOMINEES LISTED ABOVE

        [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) LISTED BELOW; AND TO VOTE FOR ALL OTHER NOMINEES:

     3. Ratifying the selection of Ernst & Young LLP, as auditors for 1997.

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

     4. In their discretion with respect to any other business to come before the meeting or any adjournments thereof.

[ ] PLEASE CHECK BOX IF YOU INTEND TO ATTEND THE
ANNUAL MEETING IN PERSON. PLEASE COMPLETE, SIGN
AND RETURN PROXY WHETHER OR NOT YOU INTEND TO
ATTEND THE MEETING.

    Any proxy heretofore given by the undersigned is hereby revoked.

    THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, THE PROXYHOLDERS WILL VOTE THIS PROXY FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS, FOR APPROVAL OF THE OTHER MATTERS LISTED ABOVE, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED ABOVE HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE.

Number of Shares                        Date                                    Signature of Stockholder

                                              IMPORTANT: Please sign your name
                                              exactly as it appears on your
                                              certificate. Please add your full
                                              title to your signature.
                                              Executors, administrators,
                                              trustees, and other fiduciaries
                                              should so indicate when signing
                                              and furnish proof of such
                                              fiduciary capacity. All persons
                                              signing on behalf of corporations
                                              and/or partnerships should so
                                              indicate when signing.

                                              NOTE: If you receive more than one
                                              proxy, please date and sign each
                                              one and return all proxies in the
                                              same envelope.

               PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.